                                                                EXHIBIT (n)(ii)







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees
ING Prime Rate Trust:

We consent to the use of our report dated April 21, 2006 incorporated herein by reference and to the references to our firm under the headings "More Information" and "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



                                            /s/KPMG LLP



Boston, Massachusetts
June 28, 2006